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                                                                Exhibit 10.23





                                    LEASE
                          THE LACLEDE GAS BUILDING

                       Lessor: FIRST NATIONAL BANK IN
                             ST. LOUIS, TRUSTEE
                         Lessee: LACLEDE GAS COMPANY



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                                    INDEX

Paragraph                                                                  Page
---------                                                                  ----
1.       Leasing Agreement............................................       1
2.       Option To Renew..............................................       2
3.       Base Rent....................................................       2
4.       Rent Escalation..............................................       3
5.       Total Energy Plant...........................................       7
6.       Services.....................................................       9
7.       Recording....................................................      10
8.       Mortgage by Lessor...........................................      10
9.       Certain Rights Reserved To Lessor............................      11
10.      Insurance....................................................      12
11.      Condition of Premises........................................      13
12.      Alterations..................................................      14
13.      Repairs......................................................      15
14.      Rules and Regulations........................................      15
15.      Fire and Other Casualty......................................      16
16.      Holding Over.................................................      16
17.      Remedies In Event Of Default.................................      16
18.      Building Construction........................................      17
19.      Finishing Premises...........................................      17
20.      Commencement of Term.........................................      18
21.      Heating and Air Conditioning Systems.........................      19
22.      Subletting and Assigning.....................................      20
23.      Notices......................................................      20
24.      Quiet Possession.............................................      21
25.      Liability of Trustee.........................................      21
26.      Miscellaneous................................................      21
27.      Special Provisions...........................................      23
         Endorsements.................................................      24

                     ----------------------------------

Exhibits
--------

Appendix A................. Illustration of Escalation
Exhibits A & A-1........... Space to be Occupied by Lessee
Exhibit B.................. Subordination Non-Disturbance Attornment Agreement
Exhibit C.................. Building Standards
Exhibit D.................. Janitorial Services
Exhibit E.................. Rules and Regulations



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                                    LEASE
                                    -----

         THIS INDENTURE, entered into the 16th day of June, 1967, between First National Bank in St. Louis, a national banking association organized and existing under the laws of the United States, 510 Locust Street, St. Louis, Missouri 63101, not individually but as Trustee under Trust Agreement, dated as of the 31st day of May, 1967, and known as Trust No. 531-67, hereinafter referred to as "Lessor," and Laclede Gas Company, a corporation organized and existing under the laws of the State of Missouri, hereinafter referred to as "Lessee," WITNESSETH THAT:

         WHEREAS, the parties to a Joint Venture Agreement of even date with the aforesaid Trust Agreement (and attached to said Trust Agreement as Exhibit
A) have acquired and caused to be transferred to said Trust certain property located at Eighth and Olive Streets and constituting substantially the West one-half of City Block 182 of the City of St. Louis; and

         WHEREAS, the parties to said Joint Venture Agreement further propose to create a leasehold estate by causing said property to be conveyed to a newly formed trust, which will thereafter lease said property back to Trust No. 531-67, the said property to be thereafter conveyed by said newly formed trust, subject to said leasehold, to John Hancock Mutual Life Insurance
Company; and

         WHEREAS, Lessor proposes to construct on said property a new, modern 30 floor office building; and

         WHEREAS, Lessee is willing to enter into a long-term lease of substantial space in the proposed building on the terms and conditions hereinafter set forth, an agreement having been entered into concurrently herewith for the purchase for cash of Lessee's interest in the premises at 1017 Olive Street, St. Louis, Missouri;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements and covenants hereinafter set forth, it is agreed as follows:

1.       LEASING AGREEMENT
         -----------------

                  Lessor hereby leases to Lessee and Lessee hires from Lessor the premises hereinafter described, in the building to be erected by Lessor at the southeast corner of Eighth and Olive Streets, St. Louis, Missouri, hereinafter referred to as the "Building", for an initial term of thirty
(30) years commencing on the date to be determined in



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accordance with paragraph 20 hereof, unless sooner terminated or extended as provided herein, to be occupied and used by Lessee solely for executive and general administrative, office, sales, demonstration, display and other purposes pertaining to the operation of the business of Lessee and its subsidiary or affiliated companies.

                  The premises hereby leased to Lessee are part of the ground floor as shown on Sheet 1 of Exhibit A hereof and the entire tenant occupancy areas of the ninth, eleventh, twelfth, thirteenth and fourteenth floors of the Building as shown on the floor plans annexed hereto as Sheet 2 of Exhibit A; plus the entire tenant occupancy area on the fifteenth floor as shown on Sheet 3 of Exhibit A hereof; having aggregate rental areas of approximately 93,152 square feet.

                  In addition to the foregoing Lessor hereby leases to Lessee and Lessee hereby hires from the Lessor approximately 3,935 square feet of storage space on the tenth (equipment) floor of the Building as shown on Exhibit A-1.

                  All of the aforesaid premises constitute and are hereinafter called the "leased premises". The storage space on the tenth floor is hereinafter sometimes referred to as the "storage space".

2.       OPTION TO RENEW
         ---------------

                  Lessor hereby grants to Lessee the exclusive right and option to renew or extend this Lease as to the leased premises as then constituted for a further term of five (5) years at the expiration of the initial thirty (30) year term for the same rental price and upon the same terms and conditions as then provided and in effect hereunder; provided, however, that written notice of the exercise of such option shall be given by Lessee to Lessor at least one (1) year before the expiration of the initial term. Lessor also grants to Lessee like options to renew or extend this Lease for three (3) additional terms of five (5) years each, each such option to be exercised in the same manner and within the same period of time before the expiration of the then current extended term.

3.       BASE RENT
         ---------

                  Lessee shall pay to Lessor, at Lessor's office, or to such other person or such other place as directed from time to time by written notice to the Lessee from Lessor

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                           (a)      base rent at the annual rates of $12,788.75
                                    for the storage space and $526,308.80 for the non-storage space (subject to adjustment at $3.25 per square foot for the storage space and $5.65 per square foot for the non-storage space in the event there is a variation from the square footage as set forth in Paragraph 1), as increased or decreased pursuant to the provisions of Paragraph 4 hereof.

                           (b) such additional sums as may become due from and payable by Lessee to Lessor under the terms of this Lease.

Subject to the provisions of Paragraph 4 hereof, the annual rent provided for in (a) above shall be payable in twelve (12) equal monthly installments, each installment being due and payable in advance the first day of the calendar month. If the term of this Lease shall commence on a date other than January 1, the initial equal monthly installments shall be computed from the portion of the annual rental applicable in the first partial calendar year. In those calendar years of the Lease after annual base rent has been adjusted under the escalation clause contained in Paragraph 4 hereof, the equal monthly installments for any calendar year shall be based upon the adjusted annual rental for the second preceding calendar year.

                  Lessee shall pay the annual rent and any additional sums due from Lessee hereunder promptly as and when the same shall become due and payable. The equal monthly installments of rent described above shall be paid without demand therefor.

4.       RENT ESCALATION
         ---------------

                  The annual rental for the leased premises for those calendar-years during the term of this Lease commencing with the fifth calendar-year following the base-year, shall be decreased or increased in accordance with the following provisions of this Paragraph 4. As used in this Paragraph 4:

                  (a) Base-year shall be the first full calendar year (commencing January 1) after the commencement of the term of this Lease, as provided in Paragraph 20 hereof.

                  (b) Direct operating costs shall consist of expenses for maintaining and operating the Building, whether determined for the base-year or any subsequent year, and shall be deemed to include:

                           (1)      Such expenses incurred during such year
according to accepted principles of sound management and accounting principles as applied to the

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operation and maintenance of first-class office buildings, including without limitation, real estate taxes and premiums on insurance carried by Lessor, plus

                           (2)      Such additional expenses of maintaining
and operating the Building as would have been incurred during such year had that portion of the Building above the first floor level used for office space been fully occupied and Lessor had performed the same kind of services to the tenants in such portions as are required to be furnished to Lessee hereunder.

                  Provided, however, the following expenses shall not be included:

                           1.       Capital improvements made to the land or
the Building.

                           2.       Work which Lessor performs for any Lessee
in the Building which is not standard for all lessees therein.

                           3.       Repairs or work due to fire, windstorm or
insurable casualty.

                           4.       Expenses incurred in leasing or procuring
new tenants, including lease commissions, advertising, and renovating of space for new tenants.

                           5.       Legal or other expenses in enforcing the
terms of any lease.

                           6.       Interest or amortization payments on any
mortgage, mortgages, or deeds of trust, or other indebtedness whether secured or not.

                           7.       Wages, salaries or other compensation paid
to any employee above the grade of Building Superintendent. However, fees paid to a managing agent based upon a management contract shall not be excluded provided that the compensation to such managing agent shall not exceed five percent (5%) of the gross rentals of the Building, and provided further that the cost of the managing agent shall be deemed in effect in the base year and computed on the basis of full occupancy at prevailing rentals.

                           8.       Changes and other special work for
individual tenants.

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                           9.       Expenses caused by a violation by Lessor
or any tenant of the terms of any lease or caused by any use of space in the Building in violation of any law or regulation.

                           10.      The cost of installing and operating any
specialty, such as an observatory, recreation room, restaurant, etc.

                           11.      Compensation of the Trustee under the
Trust Agreement hereinabove referred to.

                           12.      Ground rent.

                           13.      Legal and auditing fees.

                           14.      Travel and entertainment.

                           15.      Depreciation of building or equipment.

                  (c) All expenditures scheduled less often than annually shall be prorated over the period to which such expenditures are applicable.

                  (d) Taxes for the base year and subsequent calendar years shall be the general real estate taxes payable in each respective year; provided that in no event shall the real estate taxes for the base year be determined on a valuation less than that first placed upon the Building by the taxing authority after its completion. In the event Lessor's tax liability for the base year or for any subsequent year is reduced as a result of any appropriate proceeding, such reduced amount of real estate taxes shall constitute the taxes for the base year, or for such subsequent year, as the case may be.

                  (e) The proportion of the decrease or increase (in direct operating costs as defined) to be reflected in this escalation for any calendar-year shall be the proportion computed by dividing the non-storage area of the leased premises above the first floor level during such calendar-year by the total non-storage area of the Building above the first floor level during such calendar-year.

                  (f) Anything in this Paragraph 4 to the contrary notwithstanding, no increase or decrease in annual rental for the non-storage area of the leased premises shall be effective to the extent that it exceeds, in the fifth calendar-year following the base-year, an amount equal to 8.8 cents multiplied by the number of square feet included in the non-storage area of the leased premises and, in each calendar-year thereafter, an amount equal to 8.8 cents multiplied by the number of square feet in

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the non-storage area of the leased premises multiplied by the number of calendar-years after the fifth year to and including the calendar-year in question.

                  (g) It is agreed that the application of the escalation provisions of this Paragraph 4 to the leased premises is correctly illustrated (on stated assumptions) in Appendix A attached hereto and by this reference incorporated herein.

                  (h) The annual rental for the storage space shall be subject to escalation only in the following manner:

Difference between adjusted annual                   Amount per square foot
rent and base annual rent of the non-                to be added to or sub-
storage area of the leased premises       X 325 =    tracted from base annual
              for any year                  ---      rental of storage space
--------------------------------------      565            for such year
The non-storage area of the leased
premises for such year, in square feet

                  Payments accruing pursuant to this Paragraph and during the term of this Lease shall be made notwithstanding the fact that an escalation statement is furnished to the Lessee after the expiration of the Lease.

                  Lessor agrees to keep books and records reflecting direct operating costs of the Building and reflecting all expenses which are estimated pursuant to (b)(2) above, in accordance with a standard method of accounting recognized and approved for maintaining accounts and records for large office buildings. On or before March 1 of the first calendar-year after the base-year Lessor shall deliver to Lessee a statement prepared by a national firm of certified public accountants showing (a) the direct operating costs (as defined herein) for the base-year and (b) the amount and derivation of all "additional expenses" included therein under (b)(2) above. During the thirty (30) days following receipt of such statement Lessee or its authorized agent or representative, or a public accounting firm selected by it, shall have the right to inspect the books and records of the Lessor (and the work papers of said national firm of certified public accountants relating to said "additional expenses") during business hours for the purpose of verifying any information in such statement. Unless Lessee asserts specific error or errors within thirty (30) days after such receipt, said statement shall be deemed to be correct.

                  On or before March 1 of the sixth calendar-year after the base-year and of each calendar-year thereafter, Lessor shall deliver to Lessee a statement, as described in the next preceding paragraph, relating to the preceding calendar-year. Such statement shall also include a computation of the decrease or increase in rental

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for said preceding calendar-year in accordance with the provisions of this
Lease. Lessee shall have the same right of inspection as stated above with respect to each such statement and each such statement shall be deemed to be correct if Lessee shall assert no specific error within the thirty (30) day period described. At or prior to the expiration of an additional thirty (30) day period following the described thirty (30) day period, Lessee shall pay any additional rent reflected by any statement deemed to be correct, or if Lessee be entitled to a credit, the same shall be paid in cash to Lessee. In the event that at the expiration of the two thirty (30) day periods hereinabove described the accuracy of the statement remains in dispute, the parties shall submit the dispute to an independent national firm of certified public accountants (or to an independent St. Louis law firm, depending upon the nature of the dispute) approved by both parties and the decision of such firm shall be accepted by the parties as final. Within thirty (30) days after such decision, payment shall be made in accordance therewith.

5.       TOTAL ENERGY PLANT
         ------------------

                  Lessor covenants and agrees that:

                  (a) Lessor will construct or cause to be constructed in or in connection with the Building a natural gas-fired total energy plant (hereinafter called the "Plant") adequate in all respects to furnish all electricity, space heating, domestic hot water and air conditioning services for the Building, such Plant to include adequate standby and auxiliary facilities and to be completed and in operation not later than seven days prior to the date Lessor notifies Lessee of the availability of space for first occupancy of the leased premises by Lessee pursuant to Paragraph 20 hereof.

                  (b) During the original term and any extended term of this Lease, all electricity, space heating, domestic hot water and air conditioning services used in the Building will be supplied from the Plant which shall at all said times be operated on natural gas fuel supplied by Lessee pursuant to any applicable firm service rate schedule of Lessee which Lessor may select. Space heating, domestic hot water and air conditioning (except as specified in Paragraph 6) shall be supplied to Lessee without additional charge. The supplying of electricity to Lessee shall, however, be on a metered basis and an additional charge shall be made for the total amount supplied (as though supplied through a single meter whether or not multiple meters are used) at the regular commercial rate established by the utility then supplying electricity to office buildings in downtown St. Louis.

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                  (c)      Lessor shall keep Lessee fully advised of all
designs, plans and specifications for the Plant which shall be prepared by competent engineers (including local consulting engineers) at Lessor's expense. The designs, plans and specifications and the local consulting engineers shall require the approval of Lessee, which approval will not be arbitrarily withheld.

                  (d) At all the times described in (b) above, Lessor shall properly maintain and operate the Plant or cause the same to be properly maintained and operated. In the event that the maintenance and/or operation of the Plant is undertaken by someone other than Lessor, such undertaking and the terms and conditions of the contract entered into with respect thereto shall be subject to the approval of Lessee. Lessee shall at all reasonable times have right of access to the Plant and shall be entitled, upon its request, to information concerning the maintenance and operation of the Plant.

                  (e) The foregoing covenants of this Paragraph 5 shall constitute covenants running with the Plant, the Building and the land on which it is situated, and all liens or charges attaching to said land or Building, or Plant, either before or after the execution of this Lease, shall be expressly subordinated to said covenants; provided, however, that
                                                   --------  -------
in the event the interest of the Lessor in the Building, and the land on which it is situated, and in the Plant is terminated by John Hancock Mutual Life Insurance Company or by its successors or assigns (all herein called "Hancock"), either by termination of the ground lease or by foreclosure of the lien of the mortgage or deed of trust on Lessor's interest in the ground lease, then Hancock may, at its election by giving the written notice provided for below, on or after five (5) years from the date of commencement of the term of the Lease, abandon the use of the Plant for the supplying of services to the Building and obtain all of such services from another source if the supplying of the services from the Plant is found to be economically disadvantageous to Hancock. The supplying of services from the Plant shall not be deemed to be economically disadvantageous unless the cost of supplying all of such services from the Plant, on an annual basis, is more than ten per cent (10%) greater than the cost of obtaining all of such services from some other source, the determination of cost to include consideration of new costs and unrecovered first costs as well as operating, maintenance, and fuel costs (however, the foregoing proviso shall be null and void during any period of time in which, by reason of Lessee's participation in the financing of all or a part of the cost of the Plant, Lessee shall have a continuing participation in such financing or an interest in the revenues derived from operation of the Plant.) In the event Hancock shall be entitled to and shall elect to abandon the use of the Plant, as above provided, written notice of such election shall promptly be delivered by Hancock to Lessee whereupon

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Lessee shall have the absolute right to terminate the Lease as of any date within five (5) years after receipt of such notice, upon giving to Hancock not less than twelve (12) months prior notice in writing.

6.       SERVICES
         --------

                  The Lessor shall provide the following services:

                  (a) Janitor service and cleaning as outlined in Exhibit D hereto attached and made a part hereof.

                  (b) All electrical energy requirements of Lessee for its use of the leased premises for the purposes specified in Paragraph 1 hereof, subject, however, to the charges therefor provided in Paragraph 5(b).

                  (c) Heat daily, each day of the year, whenever heat shall be required for the comfortable occupancy of the leased premises. While any portion of the leased premises is unoccupied by personnel, the heat level in such portion need not exceed 65 degrees F., except as provided in Paragraph 21(b). It is anticipated that the data processing area and the telephone contact area will be occupied by personnel 24 hours each day.

                  (d) Air conditioning (cooling) daily during the business week, Monday through Friday (holidays excepted, as determined from Lessee's union contract) from 8:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 1:00 p.m., whenever air conditioning shall be required for the comfortable occupancy of the leased premises, except that air conditioning for the telephone contact and data processing areas shall be provided on a 24-hour basis each day of the year and shall be available on a 24-hour basis any day of the year for the Kitchen and Auditorium-Home Service Department. While any portion of the leased premises is unoccupied by personnel the cooling level in such portion need not be less than 85 degrees F., except as provided in Paragraph 21(b). The amount to be paid by Lessee to Lessor for supplying air conditioning during periods beyond the normal business hours and normal business days specified above and for furnishing the auxiliary service required by Paragraph 21 hereof shall be determined as provided in Exhibit C to this Lease.

                  (e) Water required by Lessee for the purposes referred to in Paragraph 1, drawn through fixtures installed and maintained by Lessor. In the event that Lessee shall make additional uses of water over and above those now required in the operation of its business, the cost of the water required for such additional uses shall be paid by it.

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                  (f)      Operatorless elevator service in common with other
tenants at all times.

                  (g) Window-washing of all windows in the leased premises, both inside and out, weather permitting, at least 6 times per year.

                  (h) Painting of interior walls a minimum of once each 5 years, washing of walls at least once each three years, and spot washing and touch-up painting as frequently as necessary to maintain a neat appearance.

                  Lessor does not warrant that any of the service above mentioned will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of the Lessor to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Lessor. Any such interruption of service from causes beyond the control of Lessor shall not be deemed an eviction or disturbance of Lessee's use and possession of the leased premises or any part thereof, or render Lessor liable to Lessee for damages, and shall not relieve Lessee from performance of its obligations under this Lease. Lessor shall, however, use reasonable efforts to prevent such interruptions and, in the event of their occurrence, to terminate them as rapidly as practical.

7.       RECORDING
         ---------

                  Lessor covenants and agrees that promptly following the execution of this Lease, it will cause a Memorandum of this Lease to be recorded at Lessee's expense, which Memorandum will be sufficient to give general notice of Lessee's interests hereunder and to give specific notice of the covenants and subordination requirements provided for in Paragraph 5 and in subparagraph (a) of Paragraph 26 hereof. Promptly following the commencement date of the term of this Lease, the parties hereto shall enter into a recordable supplemental agreement fixing the dates of the commencement date and the expiration date of this Lease.

8.       MORTGAGE BY LESSOR
         ------------------

                  From time to time either before or after the execution of this Lease and before the termination of the term hereof, Lessor may execute a ground lease (as Lessee), mortgage or deed of trust in the nature of a mortgage against the Building and/or the land and Lessor's interest therein, whether leasehold or fee. In such event:

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                  (a) If requested by the ground lessee, the mortgagee or
trustee, Lessee will (except with respect to Paragraphs 5, 7, 26(a) and 27 hereof subordinate its interest in this Lease to said ground lease, mortgage or deed of trust and will execute a Subordination Non-Disturbance Attornment Agreement substantially in the form attached hereto as Exhibit B.

                  (b) Lessor agrees promptly to notify Lessee of the placing of any mortgage or deed of trust against the Building of which the leased premises form a part, or against Lessor's interest therein, and Lessee agrees in the event of any act or omission by Lessor which would give Lessee the right to terminate this Lease or to claim a partial or total eviction, Lessee shall not, except in the case of violation by Lessor of Paragraphs 5 or 7 hereof, exercise any such right (1) until it has notified in writing the holder of any mortgage which at the time shall be a lien on the leased premises, if the name and address of such holder shall have previously been furnished by written notice to Lessee, of such act or omission, and (2) until a reasonable period, not exceeding sixty (60) days, for commencing the remedying of such act or omission shall have elapsed following the giving of such notice, and (3) such holder, with reasonable diligence, shall not have so commenced and continued to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the rental herein recited shall be bated and apportioned to the extent that any part of the premises shall be untenantable.

                  (c) If such ground lease be terminated or cancelled or such mortgage be foreclosed, upon request of the ground lessor, mortgagee or trustee, Lessee will, provided the conditions of Paragraphs 5 and 7 hereof are met, attorn to the owner of the fee or to the purchaser at any foreclosure sale under such mortgage and will execute such instruments as may be necessary or appropriate to evidence such attornment.

9.       CERTAIN RIGHTS RESERVED TO THE LESSOR
         -------------------------------------

                  The Lessor reserves the following rights:

                  (a) Access to mail-chutes. To have access for the Lessor and the other tenants of the Building to any mail-chute located on the leased premises according to the rules of the United States Post Office.

                  (b) Occupancy. During the last ninety (90) days of the term of this Lease, if during or prior to that time the Lessee vacates the leased premises, to decorate, remodel, repair, alter or otherwise prepare the leased premises for re-occupancy.

                  (c)      Pass-keys. To have pass-keys to the leased premises.

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                  (d)      Access for repairs, etc. To have access to the
leased premises to make inspections thereof and to make repairs, alterations, additions, and improvements to the leased premises or to the Building as may be necessary or desirable in the operation of the Building.

                  (e) Show leased premises. To show the leased premises to prospective tenants or brokers during the last year of the term of this Lease as extended, and to prospective purchasers at all reasonable times, provided prior to notice is given to Lessee in each case and the Lessee's use and occupancy of the leased premises is not materially inconvenienced by any such action of Lessor.

                  (f) Heavy equipment. To approve the weight, size, and location of safes or other heavy equipment or articles and such articles may be moved in, about, or out of the Building or the leased premises only at such times and in such manner as Lessor shall direct, but in all events at Lessee's sole risk and responsibility.

                  (g) Close Building. To close the Building after regular working hours and on legal holidays subject, however, to Lessee's right to admittance, under such reasonable regulations as Lessor may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building.

                  The Lessor may enter upon the leased premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Lessee's use or possession and without being liable in any manner to Lessee.

10.      INSURANCE
         ---------

                  Lessee will secure and maintain general liability and property damage insurance from financially responsible insurance companies covering the leased premises in the amount of at least $500,000.00 provided, however, that Lessee's obligation with respect to such insurance shall be applicable only to liability in excess of Lessee's policy of self-insurance in effect from time to time. Lessor, the fee owner of the Building and the land, and the leasehold mortgagee, shall be named as insureds in all policies of insurance required hereunder and certificates evidencing such insurance shall be furnished to the Lessor. Lessee agrees to hold the Lessor, the fee owner of the Building and the land, and the leasehold mortgagee harmless from claims against them by reason of injuries to persons or property occurring in the

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leased premises, not resulting in whole or in part from their negligence, to the extent that protection against such claims is not afforded by policies of insurance then in force, and will defend them against such claims unless such defense is provided for in such policies of insurance. If any damage to the Building results from any act or neglect of Lessee and Lessee does not repair the same within a reasonable time, Lessor may, at Lessor's option, repair such damage, and Lessee shall thereupon pay to Lessor the total cost of such repairs and damages to the Building to the extent necessary to return the same to the condition existing prior to the damage as nearly as practicable. Lessor and Lessee hereby release each other from any and all liability or responsibility to the other, or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by fire or other casualty included in extended coverage, even if such fire or casualty shall have been caused by negligence of the other party or anyone for whom such other party may be responsible;
provided, however, that this release shall apply only with respect to such loss or damage occurring during the time releasor's insurance coverage shall contain a provision that such release shall not impair such coverage or prejudice the right of the releasor to recover thereunder. The Lessor and the Lessee each agree that each of their respective policies for such coverage shall include such provision so long as the same shall be obtainable without extra cost or if extra cost shall be charged therefor, provided the other party shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost and the other party, at its election, may pay the same but shall not be obliged to do so. At the request of either party, made from time to time, a copy of such provision shall be furnished to the party requesting the same together with a letter form the other party specifying the insurance policies containing such provision. The Lessee shall not be relieved from any liability to the Lessor or its insurers in connection with any damage to the leased premises by fire or other casualty except as provided in this section.

11.      CONDITION OF PREMISES
         ---------------------

                  Lessor shall complete or cause the construction of the Plant and related facilities to be completed in accordance with Paragraph 5, complete or cause the construction of the Building to be completed in accordance with Paragraph 18, perform or cause the finishing work provided for in Paragraphs 19 and 21 to be performed in accordance with said Paragraphs, shall turn over the leased premises to Lessee in good order and first-class condition, and shall maintain in first-class condition (i) the Building, (ii) the Plant, and (iii) all facilities necessary to render the services required to be rendered by Lessor, all in accordance with the terms of this Lease.

                  Possession of the leased premises by Lessee prior to completion of the Building or the finishing work by Lessor shall not relieve Lessor from completing or causing said work to be completed in accordance with the requirements of this Lease, and possession of the leased premises by Lessee prior to completion of said work shall not constitute a waiver by Lessee of Lessor's obligation to perform or cause said work to be performed in full. During the term of this Lease, Lessee shall (except for repairs and maintenance for which Lessor is responsible hereunder), maintain the leased premises in as good condition as when Lessee took possession, or as when completed after possession, loss or damage caused by action of the elements, acts of God and public enemy, structural defects, ordinary wear, and fire and other casualty insured against by Lessor excepted, failing which Lessor may restore the leased premises to such condition and Lessee shall pay the cost thereof. At the termination of this Lease, Lessee shall surrender the leased premises to Lessor in good condition as just above described, provided, however, that Lessee may remove any floor-covering, removable fixtures other than light-fixtures, and other equipment installed by Lessee. Such removal shall be done in a good and workmanlike manner and all surfaces shall be restored to a smooth condition.

                  Lessee as to the leased premises shall at all times comply with all applicable laws and ordinances, and all lawful requirements of governmental or other authorities including lawful requirements of any Board of Fire Underwriters or similar body.

12.      ALTERATIONS
         -----------

                  Lessee may not make alterations in or additions to the leased premises unless Lessee has obtained Lessor's permission to do so, and Lessee shall, if requested by Lessor, furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amounts satisfactory to Lessor against any and all claims, costs, damages, liabilities, and expenses which may arise in connection with the alternations or additions. Whether the Lessee shall have furnished Lessor the foregoing or not, Lessee hereby agrees to hold Lessor harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Before commencing any work in connection with alterations or additions in or to the leased premises, Lessee, if requested by Lessor, shall furnish Lessor with certificates of insurance from all contractors performing labor or furnishing materials, insuring Lessor against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. Lessee shall pay the cost of all such alterations and additions and also the cost of decorating the leased premises occasioned by such alterations and additions. Nothing in this Lease shall be construed to authorize Lessee as an agent of Lessor to place a mechanic's lien upon Lessor's interest in the land and/or the Building.

                  Upon completing any alterations or additions, Lessee, if requested by Lessor, shall furnish Lessor with contractors' affidavits in full and final waivers of lien and receipted bills covering all labor and material expended and used. All alterations and additions shall comply with all insurance requirements and with all lawful ordinances and regulations of the City of St. Louis, or any department or agency thereof, and with the requirements of all statutes and lawful regulations of the State of Missouri or of any department or agency thereof. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All additions, excluding fixtures other than light fixtures, shall become Lessor's property and shall remain upon the leased premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Lessee. Any alterations or repairs which are undertaken by Lessee shall be performed by union labor.

13.      REPAIRS
         -------

                  At all times, Lessor, either voluntarily or pursuant to governmental requirement or the requirements of this Lease, may at Lessor's own expense, make repairs, alterations or improvements in or to the Building or any part thereof, including the leased premises, and during such operations, may close entrances, doors, corridors, elevators and other facilities, all without any liability to Lessee by reason of interference, inconvenience or annoyance; provided, however, that if such work should reduce the area rented by Lessee, the rent paid by Lessee shall be proportionately reduced, and provided, further, that such work shall be done in such a manner as to cause the least possible interference, inconvenience and annoyance to Lessee.

14.      RULES AND REGULATIONS
         ---------------------

                  Lessee shall abide by the rules and regulations annexed hereto as Exhibit E and such reasonable changes therein (whether by modification, elimination or addition) as Lessor shall hereafter make. If any rules and regulations are contrary to the terms of this Lease, the terms of this Lease shall govern.

                  Lessor shall use its best efforts to compel observance of such rules by other tenants, but shall not be liable to Lessee for breaches thereof by such tenants or their employees, agents, or visitors, unless such breaches shall constitute a breach of the covenant contained in Paragraph 24 hereof.

15.      FIRE AND OTHER CASUALTY
         -----------------------

                  If the leased premises or the Building are made untenantable by fire or casualty, including damage or casualties of war, Lessor shall immediately take such action as is necessary to reconstruct, repair, restore and rehabilitate the leased premises and the Building; provided, however, that if said fire or other casualty results in the total destruction of the Building, this Lease shall automatically terminate as of the date of said fire or other casualty. In case of fire or other casualty not resulting in termination of this Lease, rent shall be abated on a perdiem basis as to that portion of the leased premises made untenantable during the time that such part of the leased premises shall be untenantable. In case of termination of this Lease, rent shall be apportioned on a per-diem basis and be paid to the date of the fire or other casualty.

16.      HOLDING OVER
         ------------

                  If Lessee without Lessor's consent retains possession of the leased premises or any part thereof after termination of the term or any extension thereof, by lapse of time or otherwise, Lessee shall pay Lessor rent at double the rate payable for the year immediately preceding said hold-over, computed on a per-month basis for the time Lessee thus remains in possession. The provisions of this Paragraph do not waive Lessor's rights of re-entry or any other right hereunder. Any retention of the leased premises after the termination of this Lease or any extension thereof shall be considered as a month-to-month hold-over unless otherwise agreed to in writing by both parties.

17.      REMEDIES IN EVENT OF DEFAULT
         ----------------------------

                  If Lessee defaults in the payment of rent and if the default is not remedied within thirty (30) days after written demand is delivered by Lessor, then Lessor may, if Lessor so elects but not otherwise, either forthwith terminate this Lease and Lessee's right to possession of the leased premises or, without terminating this Lease, forthwith terminate Lessee's right to possession of the leased premises. If Lessee defaults in the performance of any other covenant or agreement herein and such default is not cured within thirty (30) days after a court of competent jurisdiction has, by final order, determined such default to exist, Lessor shall have the right to terminate this Lease.

                  It is agreed that the performance by Lessor of its obligations under this Lease are of unique importance to Lessee and that the remedy of specific performance shall be available to Lessee in the event of breach of any of such obligations whether or not the remedy of money damages might otherwise be the only remedy available under the then existing law.

18.      BUILDING CONSTRUCTION
         ---------------------

                  Lessor will construct or cause to be constructed on the southeast corner of Eighth and Olive Streets, St. Louis, Missouri, a new first-class office building, including the Plant hereinabove referred to, with refinements of design and quality of construction and improvements in accordance with these requirements, substantially in accordance with the Specifications, revised February 4, 1966 (to be amended to provide for total energy plant) and Drawings No. 7 and No. 9 each dated July 8, 1966, all prepared by EMERY ROTH AND SONS, Architects, and in accordance with all appropriate laws, ordinances, rules, regulations and building codes. It is understood, however, that said specifications and drawings may be revised by Lessor for the purpose of redesigning the Building from a steel to a concrete structure and to relocate the Plant, provided such redesigning shall not change the character of the Building or the space leased to Lessee hereunder.

                  The times specified in Paragraph 5(a) and in this paragraph are of the essence of this Lease. Lessor agrees that, unless prevented by force majeure or strikes, firm contracts for construction of the Building and the Plant will be executed not later than September 30, 1967, and that the entire leased premises will be ready for occupancy by Lessee not later than December 31, 1969.

19.      FINISHING PREMISES
         ------------------

                  On or before December 31, 1967 Lessee shall furnish to Lessor the location of all areas of the leased premises which Lessee elects to take in an unfinished condition. Lessor shall furnish building standard finishing in all other areas of the leased premises (except the storage area) as provided in Exhibit C.

                  Lessor shall pay to Lessee (a) the sum of $4.50 per square foot of floor area of the leased premises (exclusive of the storage space) which Lessee shall elect to take in an unfinished condition, and (b) in any event, an additional sum of $175,000.

                  In addition to the foregoing payments, Lessor shall give to Lessee all applicable credits arising out of substitutions in finished areas as provided in Part IV of Exhibit C.

                  Credits arising out of substitutions shall be given at the times specified in Exhibit C.

                  The sum of $175,000 and the sum determined at the rate of $4.50 per square foot as above provided shall be disbursed by Lessor to Lessee as follows:

                  (a) Payments for excess cost (after applicable credits, if any) of substitutions for Lessee by Lessor in building standard areas of the leased premises shall be charged against the aforesaid sums as such payments become due and payable by Lessee.

                  (b) If Lessor shall contract to perform or cause to be performed for Lessee any work in the areas Lessee elects to take in an unfinished condition, payments under such contract shall be charged against the aforesaid sums as such payments become due and payable by Lessee.

                  (c) If any work for Lessee in the areas Lessee elects to take in an unfinished condition shall be performed other than pursuant to contract with Lessor, Lessor shall pay to Lessee in cash, at the times when Lessee's payments for such work are payable, amounts equivalent to those so payable by Lessee.

                  (d) If the aggregate of the charges pursuant to (a) and
         (b) above and the cash payments pursuant to (c) above is less than the total amount payable by Lessor to Lessee hereunder ($175,000 plus $4.50 per square foot), the balance shall be paid by Lessor to Lessee in cash on the date when Lessee certifies to Lessor that the finishing of the leased premises has been completed.

                  Lessee shall not have the right to terminate this Lease by reason of Lessor's failure to make a cash payment provided for in this Paragraph 19, but in such event Lessee shall have the right to deduct the amount of such payments not paid, together with interest thereon at the rate of 8% per annum, from the rents for the leased premises.

                  If Lessee's finishing work shall be done by contract with Lessor, then the leased premises shall not be deemed to be substantially and reasonably ready for occupancy by Lessee for the purposes of Paragraph 20 hereof until such work is completed and the notice required by said Paragraph 20 has been given. If Lessee shall cause all or a portion of its finishing work to be done by other than Lessor, the fact that such work is not completed at the time the leased premises are otherwise substantially and reasonably ready for occupancy by Lessee shall not defer the commencement of rental for the area not completed unless completion by Lessee has been prevented by force majeure or strikes, in which event rental of such uncompleted area shall be deferred for a period of time equivalent to the delay caused by such force majeure or strikes.

20.      COMMENCEMENT OF TERM.
         --------------------

                  The term of this Lease and the rental called for herein shall not commence until the leased premises are substantially and reasonably ready for occupancy by Lessee, including all the work which Lessor may contract to do for Lessee as provided in Paragraph 19 hereof, but excluding any uncompleted work Lessee does for itself (unless Lessee is delayed by force majeure or strikes as referred to in said Paragraph 19) and Lessor has given Lessee at least thirty (30) days prior notice in writing, specifying the day on which possession of the leased premises may be taken by Lessee. Payment of rent shall commence on the day designated in the aforesaid notice, but the term of this Lease shall commence on the first day of the month following the date specified by Lessor as the date on which Lessee may take possession of the leased premises.

                  If portions of the leased premises are made ready for occupancy in advance of others and Lessor has given Lessee at least thirty
(30) days prior written notice of the availability date, Lessee will occupy such completed portions as and to the extent that it can do so without undue inconvenience or interruption of its business. Payment of rent in such case shall be on a pro rata basis. The occupancy of such completed portions shall not affect the provisions for the commencement of the term of this Lease, nor shall such occupancy affect any right of Lessee to terminate this Lease pursuant to Paragraph 27 hereof.

                  If delay is caused by Lessee, either in submitting plans to Lessor for the work hereunder, or in requiring changes or additional work, Lessee shall pay rental for the period caused by such delay. The date provided for the completion of the Building as set forth in Paragraph 18 hereof shall be extended for a period of time equivalent to the delay; and the term of this Lease shall be deemed to have commenced on the date that commencement would have occurred, except for such delay.

21.      HEATING AND AIR CONDITIONING SYSTEMS
         ------------------------------------

                  Lessor will supply, install, maintain and operate a building standard heating and air conditioning system as described in Exhibit C.
In addition, Lessor will:

                           (a) Supply, install and maintain additional controls for regulating temperature and exhaust in (i) all conference rooms, (ii) Kitchen Home Service Department,
                  (iii) Auditorium-Home Service Department, and (iv) Executive floor, as tenant's extras.

                           (b) Supply, install, maintain and operate additional heating and air conditioning equipment for auxiliary use in Lessee's data processing area, said auxiliary equipment to be used to provide a guarantee that temperature and humidity levels in said area will remain, twenty-four hours a day each day of the year, within the limits of 72 degrees F. - 78 degrees F. and 45% - 50% humidity.

22.      SUBLETTING AND ASSIGNING
         ------------------------

                  Lessee shall have the right to assign this Lease or to sublet all or any part of the leased premises on the following conditions:

                  (a) Approval by Lessor must first be obtained. Such approval shall not be unreasonably or arbitrarily withheld.

                  (b) In any case of a request for permission to assign or sublet substantially all of the leased premises for all or substantially all of the remaining term of the Lease, other than to a majority-owned or wholly-owned subsidiary of Lessee or to a company into which Lessee may hereafter have been merged or consolidated, Lessor shall have the right, in its sole discretion, to cancel this Lease for the leased premises or the portion sought to be assigned or sublet; provided, however, that Lessee may instead withdraw such request, without thereby relieving Lessee from its obligations or liabilities accrued prior thereto.

                  (c) No assignment or sublease shall relieve Lessee of its obligations hereunder and, if Lessor so requires, the assignee shall assume all of said obligations with full privity of contract between it and the Lessor.

23.      NOTICES
         -------

                  All notices to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

                  (a) To Lessor - care of Myron Moss, 515 Olive Street, St. Louis, Missouri, 63101, or to such other person or persons at such other address or addresses designated by Lessor by written notice sent to Lessee and, after commencement of the term, at the address at which rent is payable.

                  (b) To Lessee - at 1017 Olive Street, St. Louis, Missouri 63101, until Lessee takes possession of the executive floor of the leased premises, and thereafter at the leased premises or at such other address designated by written notice sent to Lessor by Lessee.

                  Mailed notices shall be sent by United States certified or registered mail, postage prepaid. Such notice shall be deemed to have been given upon posting in the United States mail.

24.      QUIET POSSESSION
         ----------------

                  So long as Lessee shall observe and perform the covenants and agreements binding on it hereunder, Lessee shall at all times during the term herein granted and any extension thereof peacefully and quietly have and enjoy possession of the leased premises without any encumbrance or hindrance by, from or through Lessor, its successors or assigns, or any other party whomsoever.

25.      LIABILITY OF TRUSTEE
         --------------------

                  This Lease is being executed by Lessor as Trustee under the terms of the aforesaid Trust No. 531-67 and it is expressly understood and agreed by and between the parties hereto that no covenants, undertakings or agreements by Lessor herein are personal covenants, undertakings or agreements of Lessor but are for the purpose of binding the property held by the Lessor as such Trustee, and this Lease is executed by the Trustee solely in the exercise of the powers conferred upon it as such Trustee, and no personal liability is assumed by nor at any time may be asserted or enforced against the Trustee or any agent or employee of said Trustee, all such personal liability, if any, being expressly waived and released by Lessee. The provisions of this paragraph shall inure to the benefit of any successor trustee under the aforesaid Trust No. 531-67.

26.      MISCELLANEOUS
         -------------

                  (a) In order that the covenants of Lessor contained in Paragraph 5 of this Lease shall constitute covenants running with the west half of City Block 182 and the Building and Plant to be erected thereon and that said covenants shall have priority against all persons now or hereafter having or claiming an interest in said lands, Building and Plant, all persons and entities now having or who will have any such interest at the time of recording of the Memorandum of Lease referred to in Paragraph 7 of this Lease shall endorse this Lease in a manner appropriate to effect such priority.

                  (b) From the date of execution of this Lease to and including the date of commencement of the term pursuant to Paragraph 20, each provision of this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns and shall bind the interest of Trust No. 531-67 in the West half of City Block 182 and all improvements hereafter erected thereon. There shall be furnished to Lessee a written guarantee, satisfactory to Lessee as to form and signatories, that the Building and the Plant will be completed in accordance with the terms of this Lease. If said guarantee is not furnished to Lessee at the time of the execution of the construction loan mortgage, or on December 31, 1967, whichever is sooner, this Lease shall terminate, and in such event, if Lessee shall have received liquidated damages provided for in separate agreement of even date, neither party shall have any further obligations under this Lease.

                  (c) After the commencement of the term of this Lease, each provision thereof shall bind and inure to the benefit of Lessor and Lessee and their respective beneficiaries, heirs, legal representatives, successors and assigns and shall continue to bind the interest of Trust No. 531-67 in the West half of City Block 182 and all improvements hereafter erected thereon. However, after the commencement of the term of this Lease, no covenant, agreement, condition or provision of this Lease which creates an obligation on the part of the Lessor shall be binding upon the Lessor with respect to any period subsequent to the transfer of his interest in the land and the Building (a lease of such interest being for this purpose deemed to be a transfer of his interest) and in the event of any such transfer all of the covenants, agreements, conditions and provisions of this Lease shall be binding upon the transferee, but only with respect to the period from the effective date of such transfer to the effective date of any subsequent such transfer, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations. If at any time after the commencement of the term of this Lease an entity in the form of an individual, trust, joint venture, copartnership, tenancy in common, unincorporated association or a group of such entities constitutes the Lessor (or is a part thereof), then (i) the Lessee shall look solely to such entity's estate and property in the Land, Building and Plant (or the proceeds thereof) for the satisfaction of the Lessee's remedies for the collection of a judgment (or other judicial process) arising out of or related to this Lease, and (ii) no other property or assets of such entity shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies.

                  (d) All amounts owed to Lessor hereunder, for which the date of payment is not expressly fixed herein, shall be deemed payable as additional rental and shall be paid within ten days from the date Lessor renders statements of account therefor and shall bear interest at the rate of six per cent (6%) per annum thereafter until paid.

                  (e) Upon request of Lessor from time to time, Lessee shall issue a certificate to Lessor for transmittal to its auditors, mortgagees, or prospective mortgagees or purchasers indicating that Lessors are in compliance with this Lease, or if not, specifying the particulars in which Lessee claims that Lessor is not in compliance.

                  (f) In any instance in which this Lease requires the consent or approval of a party hereto or of persons employed by a party hereto, such consent or approval will not be withheld arbitrarily or capriciously.

                  (g) Paragraph headings are inserted for convenience of reference only and do not control or limit the text of any paragraph or provision.

27.      SPECIAL PROVISIONS
         ------------------

                  The entire Building shall be known and designated as "The Laclede Gas Building" throughout the initial and any extended term of this Lease. Lessee shall have the exclusive right to place appropriate signs on the Building designating the name of the Building, including but not limited to a large illuminated sign on the roof, such signs to be paid for and maintained by Lessee. Any repairs to the roof made necessary due to the Lessee's signs, shall be repaired at Lessee's cost.

                  It is understood and agreed that Lessee has executed this Lease in reliance upon the express representations of the parties to the aforesaid Joint Venture Agreement (including Arlen Operating Company, a general partnership), individually and through the Lessor named herein, that the Building and the Plant will be constructed at the times and in the manner herein provided. In the event of a breach (actual or anticipatory) of the agreements herein contained to construct the Building and the Plant, Lessee shall have the absolute right, subject only to the provisions of subparagraph (b) of Paragraph 8 hereof, in addition to any other right or remedy available to it, to declare this Lease null and void from and after the date of such declaration. Such right may be exercised by Lessee at any time within sixty (60) days after acquiring knowledge of all the facts necessary to a determination of the existence of such breach.

                  Commencing with the first occupancy by Lessee of the leased premises and continuing thereafter throughout the initial and any extended term of this Lease, Lessee shall be entitled to the exclusive use of a minimum of 50 parking spaces in the Building, the rental therefor to be an extra charge to Lessee at Lessor's rates for such parking spaces in effect from time to time.

                  IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above mentioned.

                                Lessor:

                                FIRST NATIONAL BANK IN ST. LOUIS,
                                Not Individually but as Trustee as aforesaid,
ATTEST:
                                By /s/ William H. Harrison
                                   -----------------------------------------
                                       Senior Vice President

/s/ L. A. Ruebling
---------------------------
     Cashier

(CORPORATE SEAL)

                                            Lessee:

                                            LACLEDE GAS COMPANY

                                            By  /s/ H. Reid Derrick
                                               -------------------------------

                                            (Title)  President
                                                     -------------------------

ATTEST:

/s/ D. L. Gardner
---------------------------
    Secretary

(CORPORATE SEAL)

         In consideration of Laclede Gas Company executing the foregoing Lease, the undersigned, being all the persons and entities (other than First National Bank in St. Louis, Trustee, as Lessor) who now have or claim, and who will have or claim, an interest in the West half of City Block 182 at the time of recording of the Memorandum of Lease required by Paragraph 7 of the foregoing Lease, do hereby, for themselves, their successors, assigns, and all persons claiming by, through or under them, consent to and join in said Lease for the purpose of establishing the priority of the covenants contained in Paragraph 5 of said Lease, all as required by subparagraph (a) of Paragraph 26 of said Lease.


                                            /s/ Myron Moss
                                    ------------------------------------------
                                            MYRON MOSS

                                    ARLEN OPERATING COMPANY, a Partnership

                                    By: /s/ Arthur G. Cohen
                                        --------------------------------------
                                            Arthur G. Cohen, Partner


                                           /s/ Arthur N. Levien
                                           -----------------------------------
                                               Arthur N. Levien, Partner

                                    /s/ Henry G. Willers
                                    -----------------------------------------
                                    HENRY G. WILLERS, as Trustee under
                                    Deeds of Trust recorded, respectively,
                                    January 29, 1965 as Daily No. 169,
                                    January 15, 1965 as Daily No. 116,
                                    and May 5, 1965 as Daily No. 96, in
                                    the Recorder's Office, City of St. Louis

ATTEST: FIRST NATIONAL BANK IN ST. LOUIS, as owner and holder of the promissory notes secured by the Deeds of Trust of which Henry G. Willers is Trustee as described above

/s/ L. A. Ruebling
-----------------------
     Cashier                        By /s/ William H. Harrison
                                       --------------------------------------
                                           Senior Vice President
(CORPORATE SEAL)

         In consideration of Laclede Gas Company executing the foregoing Lease, the undersigned hereby agree that their interests in said land and in the Building and Plant shall be bound as provided in Paragraph 26(c) of said Lease and further agree to be bound by each and every provision of the foregoing Lease as and to the extent that they are personally bound as therein provided.

                                                     /s/ Myron Moss
                                            ----------------------------------
                                                     MYRON MOSS


                                            ARLEN OPERATING COMPANY, a
                                              Partnership

                                            By: /s/ Arthur G. Cohen
                                                ------------------------------
                                                    Arthur G. Cohen, Partner


                                                /s/ Arthur N. Levien
                                                -----------------------------
                                                    Arthur N. Levien, Partner

                               ADDENDUM NO. 1

                                     to

                         LEASE dated June 16, 1967,
                     between First National Bank in
                     St. Louis, Trustee, as Lessor, and
                       Laclede Gas Company, as Lessee
                       ------------------------------

         THIS ADDENDUM, entered into this 4th day of December, 1967,

WITNESSETH THAT:

         WHEREAS, under date of June 16, 1967, Laclede Gas Company, Arlen Operating Company, Myron Moss, and First National Bank in St. Louis entered into an Agreement relating to financing of the total energy plant ("Plant") to be installed in the proposed Laclede Gas Building ("Building") at 8th and Olive Streets, St. Louis, Missouri; and

         WHEREAS, Laclede Gas Company ("Laclede") has this day entered into an agreement with John Hancock Mutual Life Insurance Company ("Hancock") which provides, among other things, for amendment of the aforesaid Lease to provide for Laclede offsetting certain sums against rent under certain conditions; and

         WHEREAS, all parties and signatories hereto have knowledge of the terms and conditions of such offsets and are desirous of causing the aforesaid provision of said Laclede-Hancock agreement to become effective;

         NOW, THEREFORE, in consideration of the premises, it is mutually agreed by the parties and signatories to said Lease and this Addendum that said Lease is hereby amended by incorporating herein by this reference the provisions of said Laclede-

Hancock agreement relating to the right of Laclede to offset against rents the sums therein described at the times therein described.

         IN WITNESS WHEREOF, the parties and signatories to said Lease have executed this Addendum the day and year first above written.

                                  Lessor:

                                  FIRST NATIONAL BANK IN ST. LOUIS,
                                  Not individually but as Trustee as aforesaid,
ATTEST:

/s/ L. H. Meyer                   By /s/ William H. Harrison
---------------------------          -----------------------------------------
    Cashier                              Senior Vice-President

(CORPORATE SEAL)


                                  Lessee:

ATTEST:                           LACLEDE GAS COMPANY

/s/ C. M. Rainey                  By /s/ H. Reid Derrick
---------------------------          -----------------------------------------
 Asst. Secretary                            President

(CORPORATE SEAL)





         In consideration of Laclede Gas Company executing the Addendum No. 1 to Lease, the undersigned, being all the persons and entities (other than First National Bank in St. Louis, Trustee, as Lessor) who now have or claim, and who will have or claim, an interest in the West half of City Block 182 as of the date hereof, do hereby, for themselves, their successors, assigns, and all persons claiming by, through or under them, consent to and join in this Addendum to said Lease for the purpose of confirming the priority of the covenants contained in Paragraph 5 of said Lease, all as required by subparagraph (a) of Paragraph 26 of said Lease.


                                            /s/ Myron Moss
                                    ------------------------------------------
                                            MYRON MOSS

                                    ARLEN OPERATING COMPANY, a Partnership

                                    By: /s/ Arthur G. Cohen
                                        --------------------------------------
                                            Arthur G. Cohen, Partner


                                        /s/ Arthur N. Levien
                                        --------------------------------------
                                            Arthur N. Levien, Partner


                                        /s/ Henry G. Willers
                                        --------------------------------------
                                        HENRY G. WILLERS, as Trustee under
                                        Deeds of Trust recorded, respectively,
                                        January 29, 1965 as Daily No. 169,
                                        January 15, 1965 as Daily No. 116,
                                        and May 5, 1965 as Daily No. 96, in
                                        the Recorder's Office, City of
                                        St. Louis

ATTEST: FIRST NATIONAL BANK IN ST. LOUIS, as owner and holder of the promissory notes secured by the Deeds of Trust of which Henry G. Willers is Trustee as described above

/s/ L. H. Meyer
---------------------------
          Cashier                       By /s/ William H. Harrison
                                           -----------------------------------
                                               Senior Vice President

(CORPORATE SEAL)

         In consideration of Laclede Gas Company executing the Addendum No. 1 to Lease, the undersigned hereby agree that their interests in said land and in the Building and Plant shall be bound as provided in Paragraph 26(c) of said Lease and further agree to be bound by each and every provision of the foregoing Lease as amended by this Addendum as and to the extent that they are personally bound as therein provided.

                                            /s/ Myron Moss
                                    ------------------------------------------
                                            MYRON MOSS


                                    ARLEN OPERATING COMPANY, a Partnership

                                    By: /s/ Arthur G. Cohen
                                        --------------------------------------
                                            Arthur G. Cohen, Partner


                                        /s/ Arthur N. Levien
                                        --------------------------------------
                                            Arthur N. Levien, Partner

                              ADDENDUM NUMBER 2
                                     to
                          LEASE dated June 16, 1967
                         between First National Bank
                      in St. Louis, Trustee, as Lessor,
                     and Laclede Gas Company, as Lessee
                     ----------------------------------

         THIS ADDENDUM, entered into as of the 1st day of March, 1968, WITNESSETH THAT:

         WHEREAS, under date of December 4, 1967, the parties and signatories to the aforesaid Lease executed and delivered Addendum No. 1 providing for Laclede Gas Company, Lessee, offsetting certain sums against rent under certain conditions; and

         WHEREAS, the Lessor and the Lessee have now agreed upon additional changes in and additions to said Lease which the parties and signatories wish to make effective;

         NOW THEREFORE, in consideration of the premises, it is mutually agreed by the parties and signatories to said Lease and Addendum No. 1 thereto and this Addendum No. 2 as follows:

         1. Paragraph 1 (LEASING AGREEMENT) of said Lease is hereby deleted and in lieu thereof there is inserted a new Paragraph 1 as follows:

         "1.  LEASING AGREEMENT
              -----------------
                  Lessor hereby leases to Lessee and Lessee hires from Lessor the premises hereinafter described, in the building to be erected by Lessor at the southeast corner of Eighth and Olive Streets, St. Louis, Missouri, hereinafter referred to as the "Building", for an initial term of thirty (30) years commencing on the date to be determined in accordance with paragraph 20 hereof, unless sooner terminated or extended as provided herein, to be occupied and used by Lessee solely for executive and general administrative, office, sales, demonstration, display and other purposes pertaining to the operation of the business of Lessee and its subsidiary or affiliated companies.

                  The premises hereby leased to Lessee consist of a part of the ground floor and all of the eighth, ninth, eleventh, twelfth, thirteenth, fourteenth and fifteenth floors of the Building as shown on the floor plans annexed hereto as Exhibit A. The aggregate net rentable area of the storage space so leased and shown on said floor plans is 5,072 square feet, and the aggregate net rentable area of the remaining space so leased and shown on said floor plans is 102,906 square feet all as detailed on Sheet 6 of Exhibit A. All of the aforesaid premises constitute and are hereinafter called the "leased premises", except that the storage space is sometimes referred to as such and the remaining space is sometimes referred to as the "non-storage space" or "non-storage area". Lessee shall not cause an unsightly appearance from the exterior windows of any storage space."

         2. Paragraph 3 (BASE RENT) of said Lease is hereby deleted and in lieu thereof there is inserted a new Paragraph 3 as follows:

         "3.  BASE RENT
              ---------
                  Lessee shall pay to Lessor, at Lessor's office, or to such other person or such other place as directed from time to time by written notice to the Lessee from Lessor:
                  (a) base rent at the annual rates of $17,905.25 for the storage space and $581,418.90 for the non-storage space, as increased or decreased pursuant to the provisions of Paragraph 4 hereof.
                  (b) such additional sums as may become due from and payable by Lessee to Lessor under the terms of this Lease.
         Subject to the provisions of Paragraph 4 hereof, the annual rent provided for in (a) above shall be payable in twelve (12) equal monthly installments, each installment being due and payable in advance the first day of the calendar month. If the term of this Lease shall commence on a date other than January 1, the initial equal monthly installments shall be computed from the portion of the annual rental applicable in the first partial calendar year. In those calendar years of the Lease after annual base rent has been adjusted under the escalation clause contained in Paragraph 4 hereof, the equal monthly installments for any calendar year shall be based upon the adjusted annual rental for the second preceding calendar year.

                  Lessee shall pay the annual rent and any additional sums due from Lessee hereunder promptly as and when the same shall become due and payable. The equal monthly installments of rent described above shall be paid without demand therefor.

                  Any of the foregoing to the contrary notwithstanding, Lessee shall be entitled to offset, against the aforesaid monthly installments of rent, the monthly installments of rent payable by Lessor to Lessee under any sublease of the leased premises by Lessee to Lessor.

                  It is understood that the base rent set out in (a) above have been determined as follows: 102,906 square feet of net rentable area of non-storage space at $5.65 per square foot per annum; 3,935 square feet of net rentable area of storage space at $3.25 per square foot per annum; and 1,137 square feet of the net rentable area of the storage space on the eighth floor at $4.50 per square foot per annum.

         3. Subparagraph (h) of Paragraph 4 (RENT ESCALATION) of said Lease is hereby deleted and in lieu thereof there is inserted a new subparagraph (h) as follows:

                  "(h) The annual rental for the storage space (exclusive of 1,137 square feet of storage space on the eighth floor) shall be subject to escalation only in the following manner:

         Difference between adjusted annual            Amount per square foot
         rent and base annual rent of the non-         to be added to or sub-
         storage area of the leased premises   X 325 = tracted from base annual
                     for any year                ---   rental of such storage
         --------------------------------------  565   space for such year
         The non-storage area of the leased
         premises for such year, in square feet

         In determining escalation of rental for 1,137 square feet of storage space on the eighth floor, 450 shall be substituted for 325
         in the foregoing formula."         ---                          ---
                                            565                          565

         4. Paragraph 19 (FINISHING PREMISES) of said Lease is hereby deleted and in lieu thereof there is inserted a new Paragraph 19 as follows:

                  "19.  FINISHING PREMISES.
                        ------------------

                  On or before February 29, 1968, Lessee shall furnish to Lessor the location of all areas of the leased premises which Lessee elects to take in an unfinished condition. Lessor shall furnish building standard finishing (in accordance with Exhibit C) in all other areas of the leased premises, except the storage area and except omissions and substitutions specified in Lessee's detailed plans and specifications.

                  Lessor shall pay to Lessee (a) the sum of $4.50 per square foot of floor area of the leased premises (exclusive of storage space) which Lessee shall elect to take in an unfinished condition,
         (b) the sum of $175,000, (c) $1.75 per square foot of rentable area in the Telephone Contact Department (5,400 square feet), and (d) the amount of the credit determined in accordance with Paragraph 2 of Division IV of Exhibit C if non-standard items are furnished and installed by others than Lessor.

                  If the non-standard items are furnished and installed by Lessor, the payments described in the preceding paragraph shall be credited by lessor against sums becoming due and payable by Lessee to Lessor for such non-standard work. If in such event the total of the payments described in the preceding paragraph shall exceed the payments to be made by Lessee to

         Lessor for non-standard work, the difference shall be paid by Lessor to Lessee in cash on the date when Lessor completes such non-standard work.

                  If the non-standard items are furnished and installed by others than Lessor, the total of the payments described in the second preceding paragraph shall be paid by Lessor to Lessee in cash within ten (10) days after Lessee's acceptance of a bid by others for furnishing and installing such non-standard items.

                  Lessee shall not have the right to terminate this Lease by reason of Lessor's failure to make a cash payment provided for in this Paragraph 19, but in such event Lessee shall have the right to deduct the amount of such payments not paid, together with interest thereon at the rate of 8% per annum, from the rents for the leased premises.

                  If Lessee's finishing work shall be done by contract with Lessor, then the leased premises shall not be deemed to be substantially and reasonably ready for occupancy by Lessee for the purposes of Paragraph 20 hereof until such work is completed and the notice required by said Paragraph 20 has been given. If Lessee shall cause all or a portion of its finishing work to be done by other than Lessor, the fact that such work is not completed at the time the leased premises are otherwise substantially and reasonably ready for occupancy by Lessee shall not defer the commencement of rental for the area not completed unless completion by Lessee has been prevented by force majeure or strikes, in which event rental of such uncompleted area shall be deferred for a period of time equivalent to the delay caused by such force majeure or strikes."

         5. Exhibits A and A-1 of said Lease are hereby deleted and in lieu thereof there is inserted a new Exhibit A consisting of the following six sheets which are numbered as Pages 5 through 10 of this Addendum No. 2:

         6. Exhibit C of said Lease is hereby deleted and in lieu thereof there is inserted a new Exhibit C consisting of the following thirteen sheets which are numbered as Pages 12 through 24 of this Addendum No. 2.

         7. Said Lease shall continue in full force and effect as amended by the aforesaid Addendum No. 1 and by this Addendum No. 2.

         IN WITNESS WHEREOF, the parties and signatories to said Lease have executed this Addendum the day and year first above written.

                                        Lessor:

ATTEST: FIRST NATIONAL BANK IN ST. LOUIS Not Individually but as Trustee as aforesaid,

                                        By
------------------------------------      ----------------------------------
  Asst. Cashier                                 Senior Vice President

(CORPORATE SEAL)

                                        Lessee

ATTEST:                                 LACLEDE GAS COMPANY


                                        By
------------------------------------      ----------------------------------
            Secretary                                President

(CORPORATE SEAL)


         In consideration of Laclede Gas Company executing the Addendum No. 2 to Lease, the undersigned, being all the persons and entities (other than First National Bank in St. Louis, Trustee, as Lessor) who now have or claim, and who will have or claim, an interest in the West half of City Block 182 as of the date hereof, do hereby, for themselves, their successors, assigns, and all persons claiming by, through or under them, consent to and join in this Addendum to said Lease for the purpose of confirming the priority of the covenants contained in Paragraph 5 of said Lease, all as required by subparagraph (a) of Paragraph 26 of said Lease.

                                        ------------------------------------
                                        MYRON MOSS

                                        ARLEN OPERATING COMPANY, a
                                        Partnership

                                        By
                                          ----------------------------------
                                               Arthur G. Cohen, Partner



                                          ----------------------------------
                                               Arthur N. Levien, Partner



                                        ------------------------------------
                                        HENRY G. WILLERS, as Trustee
                                        under Deeds of Trust recorded,
                                        respectively, January 29, 1965
                                        as Daily No. 169, January 15, 1965
                                        as Daily No. 116, and May 5, 1965
                                        as Daily No. 96 in the Recorder's
                                        Office, City of St. Louis




                                        FIRST NATIONAL BANK IN ST. LOUIS
                                        as owner and holder of the promissory
                                        notes secured by the Deeds of Trust
                                        of which Henry G. Willers is Trustee
                                        as described above
ATTEST:


                                        By
------------------------------------      ------------------------------------
         Asst. Cashier                             Senior Vice-President


         In consideration of Laclede Gas Company executing the Addendum No. 2 to Lease, the undersigned hereby agree that their interests in said land and in the Building and Plant shall be bound as provided in Paragraph 26(c) of said Lease and further agree to be bound by each and every provision of the foregoing Lease as amended by this Addendum as and to the extent that they are personally bound as therein provided.

                                        MYRON MOSS
                                        ARLEN OPERATING COMPANY, a
                                        Partnership

                                        By
                                          ------------------------------------
                                                Arthur G. Cohen, Partner


                                          ------------------------------------
                                               Arthur N. Levien, Partner

                             LACLEDE GAS COMPANY
                              720 Olive Street
                          St. Louis, Missouri 63101
                               (314) 342-0783


   Douglas H. Yaeger
       President
         and
Chief Operating Officer



                                              February 1, 1999


CERTIFIED MAIL
RETURN RECEIPT REQUESTED
AND
PERSONAL DELIVERY


Nooney, Inc.
500 North Broadway, Suite 1200
St. Louis, Missouri  63102

         Re: Lease - The Laclede Gas Building dated June 16,
             1967, as amended and supplemented (the "Lease"), between John Hancock Mutual Life Insurance Company, as successor lessor, and Laclede Gas Company, as lessee

Dear Sirs:

         In accordance with the terms and provisions of Section 2 of the Lease, Laclede Gas Company hereby exercises its option to renew the Lease for a further term of five (5) years commencing at the expiration of the initial term, which initial term expires on February 29, 2000.

                                             Sincerely,



                                             /s/ Douglas H. Yaeger
                                             Douglas H. Yaeger

cc: David Peverly
    G. T. McNeive, Jr.
    Kenneth J. Neises
    Peter J. Palumbo, Jr.
    Ellen L. Theroff